--------------------------------------------------------------------------------
         As filed with the Securities and Exchange Commission on August 11, 2005
                                                     Registration No. 333-127216

                      Securities and Exchange Commission
                            Washington, D.C. 20549

                       POST-EFFECTIVE AMENDMENT NO. 1 TO

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                                 UNITRIN, INC.
            (Exact Name of Registrant as Specified in its Charter)

                 Delaware                              95-4255452
      (State or other Jurisdiction of               (I.R.S. Employer
       Incorporation or Organization)             Identification Number)

            One East Wacker Drive
              Chicago, Illinois                           60601
   (Address of Principal Executive Offices)             (Zip Code)

             2005 RESTRICTED STOCK AND RESTRICTED STOCK UNIT PLAN
                           (Full title of the Plan)
                              -------------------

                              Scott Renwick, Esq.
              Senior Vice President, General Counsel & Secretary
                                 Unitrin, Inc.
                             One East Wacker Drive
                               Chicago, IL 60601
                    (Name and Address of Agent for Service)
                                (312) 661-4600
         (Telephone Number, Including Area Code, of Agent for Service)

                           POST-EFFECTIVE AMENDMENT

         The purpose of this Post-Effective Amendment No. 1 is to refile
Exhibit 23.1 (Consent of Deloitte & Touche LLP) to correct a typographical error in the previously filed Exhibit 23.1.


ITEM 8.           Exhibits

4.1 Certificate of Incorporation of Unitrin (incorporated herein by reference to Exhibit 3.1 to Unitrin's registration statement on Form S-3 filed May 9, 2002).

4.2 Amended and Restated Bylaws of Unitrin (incorporated herein by reference to Exhibit 3.2 to Unitrin's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, filed on October 27, 2004).

4.3 Rights Agreement, dated as of August 4, 2004, between Unitrin, Inc. and Wachovia Bank, National Association, including the Form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, the Form of Rights Certificate and the Summary of Rights to Purchase Preferred Stock (incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed on August 6, 2004)

4.4 2005 Restricted Stock and Restricted Stock Unit Plan (incorporated herein by reference to Appendix B to the Proxy Statement for the 2005 Annual Meeting of Shareholders of Unitrin, Inc., filed on March 28,
         2005).

*5       Opinion of Scott Renwick, Esq.

23.1     Consent of Deloitte & Touche LLP.

*23.2    Consent of Scott Renwick, Esq. (included in Exhibit 5).

*24.1    Power of Attorney.


* Previously filed.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on August 11, 2005.

                                                 UNITRIN, INC.

                                                 By:  /s/ Scott Renwick
                                                      --------------------------
                                                      Scott Renwick
                                                      General Counsel


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on August 11, 2005.

     Signature                                        Title
     ---------                                        -----

          *                                 Chairman of the Board, Chief
------------------------                    Executive Officer and Director
Richard C. Vie

          *                                 President, Chief Operating Officer
------------------------                    and Director
Donald G. Southwell

          *                                 Executive Vice President, Chief
------------------------                    Financial Officer and Director
Eric J. Draut                               (principal financial  officer)

          *                                 Vice President and Chief Accounting
------------------------                    Officer (principal accounting
Richard Roeske                              officer)

          *                                 Director
------------------------
James E. Annable

          *                                 Director
------------------------
Donald V. Fites

          *                                 Director
------------------------
Douglas G. Geoga

          *                                 Director
------------------------
Reuben L. Hedlund

          *                                 Director
------------------------
William E. Johnston, Jr.

          *                                 Director
------------------------
Wayne Kauth

          *                                 Director
------------------------
Ann E. Ziegler


*By: /s/ Scott Renwick
------------------------
Scott Renwick
Attorney-in-Fact